Exhibit 99.4

ANNUAL MEETING OF STOCKHOLDERS OF

BCSB BANKCORP, INC.

                    , 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

The Board of Directors recommends a vote “FOR” the listed nominees and the other propositions stated.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The approval of a plan of conversion and reorganization pursuant to which: (A) BCSB Bankcorp will convert to an interim federal stock savings association and will merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (B) Baltimore County Savings Bank, M.H.C., which currently owns approximately 63.3% of the common stock of BCSB Bankcorp, will convert to an interim federal stock savings association and merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of BCSB Bancorp, Inc., a Maryland corporation recently formed to be the holding company for Baltimore County Savings Bank, and then will merge into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (D) the outstanding shares of BCSB Bankcorp, other than those held by Baltimore County Savings Bank, M.H.C., will be converted into shares of common stock of BCSB Bancorp and (E) BCSB Bancorp will offer shares of its common stock for sale in a subscription offering and community offering;

FOR     AGAINST     ABSTAIN

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3. The election of two directors of BCSB Bankcorp for three-year terms and one director of BCSB Bankcorp for a one-year term.
NOMINEES:
			☐ FOR ALL NOMINEES	☐ Henry V. Kahl	Term expiring in 2011
			☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Michael J. Klein	Term expiring in 2011
			☐ FOR ALL EXCEPT (See instructions below)	☐ Ernest A. Moretti	Term expiring in 2010
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ■

2.   The following informational proposals:

2a.  Approval of an increase in the authorized shares of capital stock.

FOR     AGAINST     ABSTAIN

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2b.  Approval of a provision in BCSB Bancorp’s articles of incorporation to limit the ability of stockholders to remove directors.

FOR     AGAINST     ABSTAIN

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2c.  Approval of a provision in BCSB Bancorp’s articles of incorporation to limit business combinations with interested stockholders.

FOR     AGAINST     ABSTAIN

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2d.  Approval of a provision in BCSB Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to BCSB Bancorp’s articles of incorporation

FOR     AGAINST     ABSTAIN

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2e.  Approval of a provision in BCSB Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of BCSB Bancorp’s outstanding voting stock.

FOR     AGAINST     ABSTAIN

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4.   The ratification of the appointment of Stegman & Company as the independent registered public accounting firm of BCSB Bankcorp for the fiscal year ending September 30, 2008.

FOR     AGAINST     ABSTAIN

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5.   The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion.

FOR     AGAINST     ABSTAIN

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Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his or her proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy/Prospectus Statement dated__________, 2008.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:		Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

BCSB BANKCORP, INC.

Baltimore, Maryland

ANNUAL MEETING OF STOCKHOLDERS

            , 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints             ,              and             , and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of BCSB Bankcorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Baltimore County Savings Bank, F.S.B.’s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, on             , 2008, at __:            .m., Eastern time (the “Annual Meeting”), and at any and all adjournments thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE OTHER PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)